Exhibit 99.3

DREAMWORKS ANIMATION SKG, INC.

1000 FLOWER STREET

GLENDALE, CA 91201

October 25, 2007

Mr. Roger A. Enrico

500 Crescent Court

Suite 250

Dallas, TX 75201

Dear Roger:

Reference is made to that certain executed Employment Agreement dated as of October 8, 2004, as amended by the waiver dated December 5, 2005 between DreamWorks Animation SKG, Inc., a Delaware corporation (“Studio”), and you, as amended and restated by the executed Amended and Restated Employment Agreement, dated as of December 6, 2006, between Studio and you (the “Prior Agreement”), whereby Studio agreed to employ you and you agreed to accept such employment upon the terms and conditions set forth therein. In order to address the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the parties now hereby agree to amend and restate the Prior Agreement in its entirety as follows as set forth in this agreement (the “Agreement”), effective as of the date shown above:

1. Term. The term of your employment commenced on October 24, 2004 (the “Commencement Date”) and shall continue for a five (5) year period up to and including October 23, 2009. This period shall hereinafter be referred to as the “Employment Term”.

2. Duties/Responsibilities.

a. General. Your title shall be “Chairman of the Board” of Studio. You shall have such duties and responsibilities as are consistent with the traditional positions of Chairman of the Board of major corporations. In addition, you will be involved in corporate strategic planning, marketing strategy, management of promotional partnerships, succession planning and employee development and will oversee matters related to corporate governance and compliance with the Sarbanes-Oxley Act of 2002. You shall also consult with the senior executive officers of Studio with respect to the operations, overall direction and projects of Studio.

b. Services. Your professional services shall be non-exclusive to Studio. During the Employment Term you shall devote approximately an average of up to two (2) working days of services per week of your business time and efforts to the affairs of Studio.

3. Non-Compete. To the extent allowed under California law, you shall not perform services for any person, firm or corporation and will not engage in any activity which would be directly competitive with Studio during the Employment Term. Nothing contained herein shall prevent you from owning directly or indirectly up to 5% of the equity securities of a publicly held company or a limited partnership, or from owning directly or indirectly up to 5% of a passive equity interest in a private company, even if such company or partnership does compete with Studio’s business.

4. Compensation.

a. Base Salary. For all services rendered under this Agreement, Studio will pay you a base salary at an annual rate of One Dollar ($1.00) and, subject to the approvals and conditions described below, the equity-based compensation described in Paragraph 4.b below.

b. Equity-Based Compensation.

(i) You will be eligible, provided you remain employed hereunder (subject to Paragraphs 9, 10, 11, 12 and 13), to receive, subject to annual approval by the Compensation Committee of the Board of Directors of Studio (the “Compensation Committee”), an annual equity incentive award on each anniversary date of the Commencement Date until you have been granted a total of four (4) such annual additional equity incentive awards since the Commencement Date, reduced by the waiver described in the next-to-last sentence of this paragraph (it being understood that the actual granting of the award may occur after each such anniversary date but must occur on or before the March 15 that immediately follows each such anniversary date). It is Studio’s present expectation that such annual awards will have an annual aggregate grant-date value targeted at $2,000,000. In the event that such awards consist of options and restricted stock, they shall be divided, as determined by the Compensation Committee, between options and restricted stock. In its sole determination, the Compensation Committee may elect to substitute a cash payment of $2,000,000 (“Cash Payment”) in lieu of any annual equity incentive award referenced in this subparagraph, provided payment of the Cash Payment to you will occur no later than the actual granting of such award would have occurred. For purposes of determining your entitlement, if any, under Paragraphs 9, 10, 11, 12 and 13 to the equity-based awards set forth in this Paragraph 4.b(i), to the extent your employment was terminated after you became eligible for an award approved by the Compensation Committee but prior to the actual granting of such award, then you shall be entitled to receive such award or the substituted Cash Payment. You hereby acknowledge that effective as of December 5, 2005 you waived your right to receive an annual equity award (and your right to receive a cash payment in lieu of such equity award) for the fiscal year ended December 31, 2005 with an aggregate grant date value of $2,000,000 under this Paragraph 4.b(i). In addition, you waived your right to terminate the Prior Agreement for “good reason” pursuant to Paragraph 13 for the failure to make any of the annual equity incentive awards in accordance with this Paragraph 4.b(i) and for the Studio’s failure to make a cash payment in lieu of an equity grant for the fiscal year ended December 31, 2005.

(ii) All equity-based awards referred to in this Paragraph 4.b will (x) be valued using a method or methods (including where appropriate a Black-Scholes or other fair value method) as determined by the Compensation Committee from time to time (y) become fully vested, exercisable (if applicable) and nonforfeitable within a period not to exceed four (4) years from the date of grant in a manner determined by the Compensation Committee, contingent on both the continuing performance of services to Studio (subject to Paragraphs 9, 10, 11, 12 and 13) and, in the discretion of the Compensation Committee, the achievement of performance goals as established by the Compensation Committee from time to time (it being understood that (A) the period of time required for achievement of any such performance goal may not exceed four (4) years from the date of the grant of the applicable award and (B) the performance goals and performance periods will be no more burdensome than the performance goals and the performance periods for applicable compensation awards made approximately contemporaneously to the CEO, COO and the CFO of Studio), and (z) otherwise be subject to such terms and conditions as may be set forth in the applicable equity compensation plan of Studio (each such plan, a “Plan”) or determined by the Compensation Committee from time to time and set forth or referred to in the agreement(s) evidencing such award or awards.

(iii) Following the expiration of the Employment Term (i.e., five (5) years after the Commencement Date), but only if your employment hereunder has not been terminated earlier, you will not be required to perform any additional services to Studio in order for all of the equity-based compensation awards granted to you during the Employment Term to become fully vested, exercisable (if applicable) and nonforfeitable. For purposes of this Agreement, an award will be deemed to have vested when it is no longer subject to a substantial risk of forfeiture (within the meaning of Treasury Regulation Section 1.409A-1(d)). With respect to awards that are subject to time-based vesting criteria, the full amount of such awards will vest on the fifth (5th) anniversary of the Commencement Date. With respect to equity-based compensation awards that are subject to performance-based vesting criteria, such awards will continue to remain subject to the achievement of performance goals, as provided pursuant to the Plan and to such other terms and conditions as may be determined by the Compensation Committee and set forth or referred to in the agreement(s) evidencing such award or awards, provided that, in the event that a change of control (as defined in Paragraph 26.a) occurs prior to the end of the applicable performance period, the vesting of such awards shall be determined in accordance with Paragraph 26.a. Subject to the foregoing, all options and any similar equity-based awards will remain exercisable for the balance of the term of the grant. In the case of restricted stock units that are subject to time-based vesting criteria, such awards will be settled within thirty (30) days following the fifth (5th) anniversary of the Commencement Date. In the case of restricted stock units that are subject to performance-based vesting criteria, except as otherwise set forth in Paragraph 26, such awards will be settled on the seventieth (70th) day after the date that such awards become vested.

(iv) At all times, provided Studio remains a public company, Studio will maintain registrations on Form S-8 or any successor form under the Securities Act of 1933, as amended (“Securities Act”), of shares of common stock of Studio that may be received by you pursuant to equity incentive awards referred to in this Paragraph 4.b to the extent such form is applicable to such shares. It is understood that even though the shares are registered at the time of issuance to you, such shares will be subject to (a)

any restrictions that apply to “affiliates” under Rule 144 of the Securities Act, (b) any blackout periods and other Studio policies relating to directors and senior officers, and (c) any other limitations on resale under applicable law.

5. Benefits. You acknowledge that you will not be entitled to participate in Studio’s benefit plans.

6. Business Expenses. During the Employment Term, you shall be reimbursed for such reasonable travel and other expenses incurred in the performance of your duties hereunder as are customarily reimbursed for Chairmen of the Board of publicly traded major motion picture, television and record companies. Studio shall reimburse all of your costs and expenses (including reasonable legal fees) in connection with the preparation, review and negotiation of this Agreement and any document, agreement or arrangement contemplated by this Agreement or otherwise entered into by you in connection with the commencement of employment with Studio. You shall be entitled to first class travel expenses, including hotels in accordance with Studio’s policy for its senior-most executives. In addition, you shall be entitled to utilize private aircraft for business-related air travel in accordance with the Studio’s private aircraft policy. Expenses shall be eligible for reimbursement hereunder to the extent that they are incurred by you during the period of your employment with Studio pursuant to this Agreement. All reimbursable expenses shall be reimbursed to you as promptly as practicable and in any event not later than the last day of the calendar year after the calendar year in which the expenses are incurred, and the amount of expenses eligible for reimbursement during any calendar year will not affect the amount of expenses eligible for reimbursement in any other calendar year.

7. Indemnification.

a. You shall be fully indemnified and held harmless by Studio to the fullest extent permitted by law from any claim, liability, loss, cost or expense of any nature (including attorney’s fees of counsel selected by you, judgments, fines, any amounts paid or to be paid in any settlement, and all costs of any nature) incurred by you (all such indemnification to be on an “after tax” or “gross-up” basis) which arises in whole or in part out of any alleged or actual action or conduct on your part in or in connection with or related in any manner to your services (whether as an employee, agent, officer, corporate director, member, manager, shareholder, partner, or in any other capacity) to Studio or any entity owned or controlled by Studio, or which owns or controls Studio, or as to which you are providing services on behalf of Studio or which may be doing business with Studio. To the maximum extent allowed by law, all amounts to be indemnified hereunder including attorneys’ fees shall be promptly advanced by Studio until such time, if ever, as it is determined by final decision pursuant to Paragraph 24 below that you are not entitled to indemnification hereunder (whereupon you shall reimburse Studio for all sums theretofore advanced). Any tax gross-up payments that you become entitled to receive pursuant to this Paragraph 7.a will be paid to you (or to the applicable taxing authority on your behalf) as promptly as practicable and in any event not later than the last day of the calendar year after the calendar year in which you remit the related taxes.

b. Studio will cover you under directors and officers liability insurance during and, while potential liability exists, after the Employment Term in the same amount and to the same extent, if any, as Studio covers its other officers and directors.

8. Covenants.

a. Confidential Information. You agree that you shall not, during the Employment Term or at any time thereafter, use for your own purposes, or disclose to or for any benefit of any third party, any trade secret or other confidential information of Studio or any of its affiliates (except as may required by law or in the performance of your duties hereunder consistent with Studio’s policies) and that you will comply with any confidentiality obligations of Studio known by you to a third party, whether under agreement or otherwise. Notwithstanding the foregoing, confidential information shall be deemed not to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or any other person who directly or indirectly receives such information from you or at your direction or (ii) is or becomes available to you on a non-confidential basis from a source which you reasonably believe is entitled to disclose it to you. Studio may waive application of the foregoing restrictions and obligations in its discretion from time to time.

b. Results and Proceeds. The results and proceeds of your services hereunder, including, without limitation, any works of authorship resulting from your services during your employment and any works in progress, shall be works-made-for-hire and Studio shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner Studio determines in its sole discretion without any further payment to you whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-for-hire and/or there are any rights which do not accrue to Studio under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed by Studio, and Studio shall have the right to use the same in perpetuity throughout the universe in any manner Studio may deem useful or desirable to establish or document Studio’s exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent you have any rights in the results and proceeds of your services that cannot be assigned in the manner described above, you unconditionally and irrevocably waive the enforcement of such rights. This Paragraph 8.b is subject to, and shall not be deemed to limit, restrict, or constitute any waiver by Studio of any rights of ownership to which Studio may be entitled by operation of law by virtue of Studio or any of its affiliates being your employer.

c. Promise Not To Solicit. You will not during the period of the Employment Term or for the period ending one (1) year after the earlier of expiration of the Employment Term or your termination hereunder, without the prior written consent of Studio, induce or attempt to induce any employees, exclusive consultants, exclusive contractors or exclusive representatives of Studio (or those of any of its affiliates) to stop working for, contracting with or representing Studio or any of its affiliates or to work for, contract with or represent any of Studio’s (or its affiliates’) competitors. Nothing in this Agreement will prevent you from providing references for any employee.

9. Incapacity.

a. In the event you become totally medically disabled and cannot substantially perform your duties at any time during the Employment Term, the Board of Directors may at any time after such disability has continued for ninety (90) consecutive days require Studio to give you written notice that it intends, subject to applicable state and federal law, to suspend this Agreement. Upon receipt of such notice, prior to any suspension hereunder, you shall be entitled to an expedited arbitration to determine whether or not you are medically disabled and have been disabled for at least ninety (90) consecutive days, provided that you request such arbitration within ten (10) business days of receipt of such notice from Studio. If you do not so request such an arbitration, or if the arbitrator rules that you are so disabled, you shall be placed on a “medical payroll”. You will remain employed for the first twenty-six (26) weeks of consecutive absence commencing at the end of the later of the ten (10) day period or upon the conclusion of the arbitration. Thereafter, if you are not able to resume your duties hereunder, your employment will be terminated.

b. Upon termination of employment as provided in Paragraph 9.a, you will be entitled to retain all grants of equity-based compensation made to you on or prior to the date of termination and to receive and retain any approved grants of equity-based compensation (or substituted Cash Payment) for which you have become eligible but which have not been made, but will not be entitled to receive any additional grants of equity-based compensation thereafter. Any such Cash Payment that you become entitled to receive will be paid to you within thirty (30) days following termination of your employment, except as otherwise required by Paragraph 30.c. Unless otherwise specified in the Plan or in the agreement evidencing the grant, after termination of employment your grants of equity-based compensation will be determined as follows. With respect to grants having performance-based vesting criteria, your rights to receive or exercise the awards provided by the grants will be determined after the end of the performance period, if any, specified in the grant, subject to the applicable performance criteria, if any, as if you had continued to remain employed with Studio throughout such performance period. With respect to grants having time-based vesting criteria, your rights to receive or exercise the awards provided by the grants will be determined promptly following your termination of employment. You will be entitled to receive or exercise a ratable portion of the amount of each award determined in the preceding two sentences, calculated by multiplying such amount by a fraction, the numerator of which is the sum of (i) your actual period of service through the date of termination plus (ii) one (1) year (but in no event will the numerator exceed the denominator), and the denominator of which is the total performance period (for grants having performance-based vesting criteria) or the total vesting period (for grants having time-based vesting criteria) specified in the grant. To avoid any double-counting, any part of any equity-based compensation award that has vested in accordance with the terms of the applicable award agreement shall be credited against any part of such award that you shall be entitled to receive or exercise pursuant to the determination set forth in the preceding sentence. The balance of such awards will be forfeited. Subject to this Paragraph 9.b and to the other terms and conditions of the grants, all options and any similar equity-based awards will remain exercisable for the remaining term of the grant. In the case of restricted stock units that are subject to performance-based vesting criteria, except as otherwise set forth in Paragraph 26, such awards will be settled on the seventieth (70th) day after the date that such awards become vested. In the case of restricted stock units that are subject to time-based vesting criteria, such awards will be settled within thirty (30) days following your termination of employment.

10. Death.

a. If you die prior to the end of the Employment Term, this Agreement shall be terminated as of the date of death.

b. Upon termination of employment as provided in Paragraph 10.a, the rights to equity-based compensation of your estate or beneficiary will be determined in the same manner and at the same time as provided in Paragraph 9.b, except that, in addition, your estate or beneficiary will be entitled to receive and retain the additional annual equity incentive award (or substituted Cash Payment) for which you would have become eligible under Paragraph 4.b(i) had your employment continued up to the first anniversary of the date of your death.

11. Termination for Cause.

a. Studio may, at its option and upon resolution by the Board of Directors, terminate this Agreement forthwith for “cause,” including, without limitation, any obligation to pay the Base Salary. For purposes of this Agreement, termination of this Agreement for “cause” shall mean only: (i) conviction of a felony or other crime involving moral turpitude or for embezzlement or the misappropriation of corporate assets, in any case, after the exhaustion of all possible appeals; or (ii) your material breach of Paragraph 2, 3 or 8 hereof. Anything herein to the contrary notwithstanding, Studio will give you written notice prior to terminating this Agreement for your material breach under clause (ii), setting forth the exact nature of any alleged breach and the conduct required to cure such breach. You shall have thirty (30) days from the receipt of such notice within which to cure.

b. Upon termination of employment for cause as provided in Paragraph 11.a, Studio will have no further obligation to pay equity-based compensation under this Agreement (except to the extent such equity-based compensation has vested prior to the date of termination).

12. Involuntary Termination. Studio may, at its option and upon resolution by the Board of Directors, terminate your employment other than for cause or on account of incapacity, in which case you will not be entitled to any further Base Salary. Upon termination of your employment as provided in this Paragraph 12, you will be entitled to retain all grants of equity-based compensation made to you on or prior to the date of termination and to receive and retain any grants of equity-based compensation (or substituted Cash Payment) for which you have become eligible but which have not been made. In addition, you will be entitled to receive and retain the additional annual equity incentive award (or substituted Cash Payment) for which you would have become eligible under Paragraph 4.b(i) had your employment continued up to the first anniversary of the termination of your employment; provided, however, you will not be entitled to receive any other future equity-based compensation. Any such Cash Payment that you become entitled to receive will be paid to you within thirty (30) days following termination of your employment, except as otherwise required by Paragraph 30.c. Unless otherwise specified in the Plan or in the agreement evidencing the grant, after termination of employment your grants of equity-based compensation will be determined as follows. In the event of termination of your employment without cause pursuant to this Paragraph 12, all the equity-based compensation specified in Paragraph 4.b hereof held by you shall accelerate vesting (with respect to grants having performance-based criteria, on the basis that any mid-range or “target” goals rather than premium goals are deemed to have been achieved) and will, subject to the other terms and conditions of the grants, remain exercisable for the remainder of the term of the grants. You will be entitled to receive or exercise 100% of the amount of the awards determined in the preceding sentence. All outstanding restricted stock units (whether subject to time-based or performance-based vesting criteria) will be settled not later than thirty (30) days following your termination of employment. You agree that you will have no rights or remedies in the event of your termination without cause other than those set forth in this Agreement to the maximum extent required by law.

13. Termination for Good Reason. You shall be entitled to terminate this Agreement at any time for “good reason.” As used herein, the term “good reason” shall mean only: (i) any material breach of this Agreement by Studio, (ii) a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Studio fails to assume liability under the Agreement; (iii) the failure to reelect or otherwise to maintain you as a director of Studio and as Chairman of the Board of Directors of Studio; (iv) there is a material reduction in your duties and responsibilities as set forth in Paragraph 2.a above, (v) the failure to make any of the annual equity incentive awards in accordance with Paragraph 4.b(i) unless a Cash Payment has been paid, or (vi) the failure to make a Cash Payment in accordance with Paragraph 4.b(i) if the Compensation Committee has elected to substitute an annual equity incentive award with such Cash Payment. Notwithstanding anything to the contrary contained herein, you will not be entitled to terminate your employment for good reason for purposes of this Agreement as the result of any event specified in the foregoing clauses (i) through (vi) unless, within ninety (90) days following the occurrence of such event, you give Studio written notice of the occurrence of such event, which notice sets forth the exact nature of the event and the conduct required to cure such event. Studio shall have thirty (30) days from the receipt of such notice within which to cure (such period, the “Cure Period”). If, during the Cure Period, such event is remedied, then you will not be permitted to terminate your employment for good reason as a result of such event. If, at the end of the Cure Period, the event that constitutes good reason has not been remedied, you will be entitled to terminate your employment for good reason during the sixty (60) day period that follows the end of the Cure Period. If you do not terminate your employment during such sixty (60) day period, you will not be permitted to terminate your employment for good reason as a result of such event. In the event of your voluntary termination for good reason, you shall be entitled to the payments and equity-based compensation provided under Paragraph 12 for involuntary termination without cause. Should you terminate this Agreement because of Studio’s failure to pay you an annual equity incentive award or Cash Payment pursuant to Paragraph 4.b(i) above, then, in lieu of the payments and equity-based-compensation to be provided under Paragraph 12, you instead will be entitled to a one-time-only payment in the amount of $4,000,000, payable within thirty (30) days following your termination of employment, except as otherwise required by Paragraph 30.c. You agree that you will have no rights or remedies in the event of your termination for good reason other than those set forth in the Agreement to the maximum extent allowed by law.

14. No Mitigation. In the event this Agreement is terminated for any reason prior to its expiration you shall not be required to mitigate your damages hereunder, nor shall Studio be entitled to offset from any sums owing to you hereunder any amounts received by you from any third party.

15. Section 317 and 508 of the Federal Communications Act. You represent that you have not accepted or given nor will you accept or give, directly or indirectly, any money, services other valuable consideration from or to anyone other than Studio for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by Studio and/or any of its affiliates.

16. Equal Opportunity Employer. You acknowledge that Studio is an equal opportunity employer. You agree that you will comply with Studio policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination or harassment.

17. Notices. All notices required to be given hereunder shall be given in writing, by personal delivery or by overnight courier and confirmed by fax at the respective addresses of the parties hereto set forth above, or at such address as may be designated in writing by either party, and in the case of Studio, to the attention of the General Counsel of Studio. A courtesy copy of any notice to you hereunder shall be sent to Richard A. Freling, Jones Day, 2727 North Harwood Street, Dallas, Texas 75201.

18. Assignment. This is an Agreement for the performance of personal services by you and may not be assigned by you (other than the right to receive payments which may be assigned to a company, trust or foundation owned or controlled by you) and any purported assignment in violation of the foregoing shall be deemed null and void. Studio shall have the right to assign this Agreement and your services hereunder only to an entity acquiring all or substantially all of the assets of Studio.

19. California Law. This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely therein.

20. No Implied Contract. The parties intend to be bound only upon execution of this Agreement and no negotiation, exchange or draft or partial performance shall be deemed to imply an agreement. Neither the continuation of employment or any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

21. Entire Understanding. Except as otherwise specifically provided herein, this Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and can be changed only by a writing signed by both parties hereto.

22. Void Provisions. If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any such provision (the “Applicable Provision”) is so adjudged void or unenforceable, you and Studio shall take the following actions in the following order: (i) seek judicial reformation of the Applicable Provision; (ii) negotiate in good faith with each other to replace the Applicable Provision with a lawful provision; and (iii) have an arbitration as provided in Paragraph 24 hereof determine a lawful replacement provision for the Applicable Provision; provided, however, that no such action pursuant to either of clauses (i) or (iii) above shall increase in any respect your obligations pursuant to the Applicable Provision.

23. Survival; Modification of Terms. Your obligations under Paragraph 8 hereof shall remain in full force and effect for the entire period provided therein notwithstanding the termination of the Employment Term pursuant to Paragraph 11 hereof or otherwise. Studio’s obligations under Paragraphs 6 (with respect to expenses theretofore incurred), 7 and 26 hereof shall survive indefinitely the termination of this Agreement regardless of the reason for such termination.

24. Arbitration of Disputes. Any controversy or claim by you against Studio or any of its parent companies, subsidiaries, affiliates (and/or officers, directors, employees, representatives or agents of Studio and such parent companies, subsidiaries and/or affiliates), including any controversy or claim arising from, out of or relating to this Agreement, the breach thereof, or the employment or termination thereof of you by Studio which would give rise to a claim under federal, state or local law (including, but not limited to, claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation), or any claim against you by Studio (individually and/or collectively, “Claim(s)”) shall be submitted to an impartial mediator (“Mediator”) selected jointly by the parties. Both parties shall attend a mediation conference in Los Angeles County, California and attempt to resolve any and all Claims. If the parties are not able to resolve all

Claims, then upon written demand for arbitration to the other party, which demand shall be made within a reasonable time after the Claim has arisen, any unresolved Claims shall be determined by final and binding arbitration in Los Angeles, California, in accordance with the Model Employment Procedures of the American Arbitration Association (collectively, “Rules”) by a neutral arbitrator experienced in employment law, licensed to practice law in California, in accordance with the Rules, except as herein specified. In no event shall the demand for arbitration be made after the date when the institution of legal and/or equitable proceedings based upon such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take depositions in Los Angeles, California of any opposing party or witnesses selected by such party and/or request production of documents by the opposing party before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken at other locations. In addition, upon a party’s showing of need for additional discovery, the arbitrator shall have discretion to order such additional discovery. Further, the arbitrator shall have the authority to decide any dispute regarding discovery that arises in connection with any Claim. You acknowledge and agree that you are familiar with and fully understand the need for preserving the confidentiality of Studio’s agreements with third parties and compensation of Studio’s employees. Accordingly, you hereby agree that to the extent the arbitrator determines that documents, correspondence or other writings (or portions thereof) whether internal or from any third party, relating in any way to your agreements with third parties and/or compensation of other employees are necessary to the determination of any Claim, you and/or your representatives may discover and examine such documents, correspondence or other writings only after execution of an appropriate confidentiality agreement. In the event the parties fail to agree on the form of a confidentiality agreement, the arbitrator shall have the authority to determine the form of such agreement (provided same is consistent with the terms of this Agreement). Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings. With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter. The arbitrator shall issue a written decision setting forth the award and the findings and/or conclusions upon which such award is based. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either Studio or you. Notwithstanding the foregoing, the result of any such arbitration shall be binding but shall not be made public (including by filing a petition to confirm the arbitration award), unless necessary to confirm such arbitration award after non-payment of the award for a period of at least fifteen (15) days after notice to Studio of the arbitrator’s decision. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses, and all other expenses connected with presenting their Claims or defense(s). Other costs of arbitration shall be borne by Studio. Except as set forth below, should you or Studio pursue any Claim covered by this Paragraph 24 by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and reasonable outside attorneys’ fees incurred as a result of such action. The provisions contained in this Paragraph 24 shall survive the termination of your employment with Studio. Notwithstanding anything set forth above, you agree that any breach or threatened breach of this Agreement (particularly, but without limitation, with respect to Paragraph 8, above) may result in irreparable injury to Studio, and therefore, in addition to the procedures set forth above, Studio may be entitled to file suit in a court of competent jurisdiction to seek a temporary restraining order and/or preliminary or permanent injunction or other equitable relief to prevent a breach or contemplated breach of such provisions.

25. Name and Likeness. Studio shall have the right to use your name, biography and likeness in connection with its business as follows: You shall promptly submit to Studio a biography of yourself. Provided that you timely submit such biography, Studio shall not use any other biographical information other than contained in such biography so furnished, other than references to your prior professional services and your services hereunder, without your prior approval (which approval shall not be unreasonably withheld). If you fail to promptly submit a biography, or such biography is not approved by Studio, then you shall not have the right to approve any biographical material used by Studio. Nothing herein contained shall be construed to authorize the use of your name, biography or likeness to endorse any product or service or to use the same for similar commercial purposes.

26. Change of Control. In the event of a “change of control”, all equity-based compensation held by you shall accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any mid-range or “target” goals rather than premium goals are deemed to have been achieved) and remain exercisable for the remainder of the term of the grant. All outstanding restricted stock units (whether subject to time-based or performance-based vesting criteria) will be settled not later than the tenth (10th) day following the date of such change of control.

(a) For purposes of this Agreement, “change of control” shall mean the occurrence of any of the following events:

(i) during any period of fourteen (14) consecutive calendar months, individuals who were directors of Studio on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board of Directors of Studio (the “Board”); provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by Studio’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, a “Person”), in each case other than the management of Studio, the Board or the holders of Studio’s Class B common stock, par value $0.01;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) Studio or (y) any of its Subsidiaries, but in the case of this clause (y) only if Studio Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of Studio to an entity that is not an Affiliate (a “Sale”), in each such case, if such Reorganization or Sale requires the approval of Studio’s stockholders under the law of Studio’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of Studio in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Studio Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including, without limitation, a corporation that as a result of such transaction owns Studio or all or substantially all Studio’s assets either directly or through one or more subsidiaries) (the “Continuing Corporation”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Studio Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than Studio), (2) no Person (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Corporation or any corporation controlled by the Continuing Corporation, (y) Jeffrey Katzenberg and (z) David Geffen) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Continuing Corporation and (3) at least a majority of the members of the board of directors of the Continuing Corporation were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the stockholders of Studio approve a plan of complete liquidation or dissolution of Studio; or

(iv) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) Studio, (B) any trustee or other fiduciary holding securities under an employee benefit plan of Studio or an Affiliate or (C) any company owned, directly or indirectly, by the stockholders of Studio in substantially the same proportions as their ownership of the voting power of Studio Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of Studio representing 20% or more of the combined voting power of Studio Voting Securities but only if the percentage so owned exceeds the aggregate percentage of the combined voting power of Studio Voting Securities then owned, directly or indirectly, by Jeffrey Katzenberg and David Geffen; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a change of control: (x) any acquisition directly from Studio or (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Studio or an Affiliate.

b. In the event that it is determined that any payment (other than the Gross-Up Payments provided for in this Paragraph 26.b) or distribution by Studio or any of its affiliates to you or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), by reason of being considered “contingent on a change in the ownership or effective control” of Studio, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then you will be entitled to receive (or have paid to the applicable taxing authority on your behalf) an additional payment or payments (collectively, a “Gross-Up Payment”). Any Gross-Up Payment that you become entitled to pursuant to this Paragraph 26.b will be paid to you (or to the applicable taxing authority on your behalf) as promptly as practicable and in any event not later than the last day of the calendar year after the calendar year in which the applicable Excise Tax is paid. The Gross-Up Payment will be in an amount such that, after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, you retain (or receive the benefit of a payment to the applicable taxing authority of) an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. For purposes of determining the amount of the Gross-Up Payment, you will be considered to pay (i) federal income taxes at the highest generally applicable rate (plus any applicable Excise Tax) in effect in the year in which the Gross-Up Payment will be made and (ii) state and local income taxes at the highest generally applicable rate (plus any applicable Excise Tax) in effect in the state or locality in which the Gross-Up Payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes.

27. Employee Representations and Warranties. You warrant and represent that: (a) your services hereunder shall not infringe on the rights of any third parties or constitute an interference with contractual rights or business advantage of others; (b) you have no prior existing commitments which will conflict or interfere with your rendering services hereunder; (c) you know of no party who will or might reasonably claim that in offering employment to you, Studio has interfered with their contractual commitments or prospective business advantage; and (d) you will not enter into any future commitment which will conflict or interfere with your rendering services hereunder. You further represent and warrant that you will not make any commitment which is or may be binding on Studio without Studio’s prior consent.

28. Beneficiaries. You will be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following your death, and may change such election, in either case by giving Studio written notice thereof.

29. Miscellaneous. You agree that Studio may deduct and withhold from your compensation hereunder the amounts required to be deducted and withheld under the provisions of the Federal and California Income Tax Acts, Federal Insurance Contributions Act, California Unemployment Insurance Act, any and all amendments thereto, and other statutes heretofore or hereafter enacted requiring the withholding of compensation. All of Studio’s obligations in this Agreement are expressly conditioned upon you completing and delivering to Studio an Employment Eligibility Form (“Form I-9”) (in form satisfactory to Studio) and in connection therewith, you have submitted to Studio original documentation demonstrating your employment eligibility. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. The captions used in connection with the paragraphs of this Agreement are inserted only for the purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof, nor shall such captions otherwise be given any legal effect.

30. Section 409A.

a. It is intended that the provisions of this Agreement comply with Section 409A of the Code and the regulations thereunder as in effect from time to time (collectively, hereinafter, “Section 409A”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

b. Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement or under any other plan, policy, arrangement or agreement of or with Studio or any of its affiliates (this Agreement and such other plans, policies, arrangements and agreements, the “Company Plans”) to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under any Company Plan may not be reduced by, or offset against, any amount owing by you to Studio or any of it affiliates.

c. If, at the time of your separation from service (within the meaning of Section 409A), (i) you shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by Studio from time to time) and (ii) Studio shall make a good faith determination that an amount payable under a Company Plan constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then Studio (or its affiliate, as applicable) shall not pay such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, together with interest credited at the Applicable Federal Rate in effect as of the date of your termination of employment, on the first business day after such six-month period.

d. Notwithstanding any provision of this Agreement or any Company Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, Studio reserves the right to make amendments to any Company Plan as Studio deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, except as provided in Paragraph 26.b of this Agreement, you are solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with any Company Plan (including any taxes and penalties under Section 409A), and neither Studio nor any affiliate shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.

If the foregoing correctly sets forth your understanding, please sign this letter and the attached three (3) copies, and return all four documents to the undersigned, whereupon this letter shall constitute a binding agreement between us

Very truly yours,
ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:	DREAMWORKS ANIMATION SKG, INC.

/s/ Roger Enrico	By:	/s/ Lewis Coleman
ROGER ENRICO	Its:	President and Chief Financial Officer